Exhibit No. 31.1

Certification

I, Michael J. Gerdin, certify that:

1	I have reviewed this annual report on Form 10-K/A of Heartland Express Inc. (the “Registrant”); and

2	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date:	November 30, 2021	By:	/s/ Michael J. Gerdin
Michael J. Gerdin
Chairman, President and Chief Executive Officer
(Principal Executive Officer)